Exhibit 10.21
                              EMPLOYMENT AGREEMENT


            AGREEMENT entered into effective as of the 2nd day of June 2000, by and between NUCO2 INC., a Florida corporation having its principal office at 2800 S.E. Market Place, Stuart, Florida 34995 (hereinafter referred to as the "Corporation"), and MICHAEL DeDOMENICO, residing at 339 Old Norwalk Road, New Canaan, Connecticut 06840 (hereinafter referred to as the "Executive").

                              W I T N E S S E T H:
                               - - - - - - - - - -

            WHEREAS, the Corporation desires to employ the Executive and the Executive desires to be employed by the Corporation upon the terms and subject to the conditions hereinafter set forth, NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, it is agreed as follows:

                     ARTICLE 1 - EMPLOYMENT TERMS AND DUTIES


            1.1 (a) The Corporation hereby agrees to employ the Executive and the Executive agrees to work for the Corporation as its President; as such, he will be responsible for the overall management of the Corporation's business. The Executive shall serve as and perform the duties of President of the Corporation during the Term (defined hereinafter) of this Agreement. The Executive shall upon commencement of employment be elected to the Corporation's Board of Directors. The Board of Directors shall, within a reasonable period of time in its judgment, and the best interests of the Executive and the Corporation, appoint the Executive Chief Executive Officer of the Corporation.

                (b) In the event the Executive is not appointed Chief Executive Officer of the Corporation within twelve (12) months of the commencement of his employment, he may resign his employment and receive the severance compensation set forth in Paragraphs 6.1(a), (b) and (c) below.

            1.2 The Executive agrees to devote his full business time during regular business hours to working for the Corporation and performing the aforesaid duties and such other duties as shall from time to time be assigned to him by the Board of Directors of the Corporation or Chief Executive Officer of the Corporation consistent with his position as President. During the Term of his employment hereunder, the Executive shall have




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no interest in, or perform any services  during  regular  business hours for any other company, whether or not such company is competitive with the Corporation, except that this prohibition shall not be deemed to apply to passive investments in businesses not competitive with the business of the Corporation or to investments of 5% or less of the outstanding stock of public companies whose stock is traded on a national securities exchange or in the over-the-counter market. For purposes of this Paragraph l.2, a "passive investment" shall be deemed to mean investment in a business which does not require or result in the participation of the Executive in the management or operations of such business except during times other than regular business hours and which does not interfere with his duties and responsibilities to the Corporation. Nothing contained herein shall limit the right of the Executive to make speeches, write articles or participate in public debate and discussions in and by means of any medium of communication or serve as a director or trustee of any non-competing corporation or organization, provided that such activities are not inconsistent with the Executive's obligations hereunder.

            1.3 Consistent with the Executive's aforesaid duties the Executive shall, at all times during the Term hereof, be subject to the supervision and direction of the Board of Directors of the Corporation and the Chief Executive Officer with respect to his duties, responsibilities and the exercise of his powers.

            1.4 The services of the Executive hereunder shall be rendered primarily at the Corporation's principal executive offices currently in Stuart, Florida; provided, however, that the Executive shall make such trips outside of Stuart, Florida as shall be reasonably necessary in connection with the Executive's duties hereunder.

            1.5 The Term of the Executive's employment hereunder shall commence upon the execution by the Executive of this Agreement with the understanding that during the first thirty (30) days of his employment, he will be paid in lieu of his Base Salary $10,000 and that he will perform his duties outside of the principal office of the Corporation and shall no later than July 17, 2000 commence duties at the Corporation's prime office and such employment shall continue, except as otherwise provided herein, through June 30, 2005 (the "Term").


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                            ARTICLE 2 - COMPENSATION

            The Corporation shall pay to the Executive during the Term of his employment by the Corporation and the Executive shall accept as his entire compensation for his services hereunder:

                (a) (i) A base salary ("Base Salary") at the rate of $300,000 per annum or such greater rate as may from time to time be authorized by the Board of Directors of the Corporation, payable in accordance with the Corporation's regular payment schedule for its employees. The Base Salary will be reviewed annually and may be increased from time to time by the Board of Directors of the Corporation in its sole discretion.

                    (ii) The Executive will be paid a signing bonus of $150,000 within thirty (30) days of the commencement of his employment pursuant to this Agreement.

                (b) During the Term of this Agreement and subject to the provisions hereof, the Executive shall be entitled, commencing with respect to fiscal year ending June 30, 2001 (and on each June 30 thereafter during the Term of this Agreement), to an annual bonus based upon the relative performance of the Corporation and the Executive for the applicable fiscal year. The bonus will be comprised of options to purchase the Company's common shares and cash payments, the relative amounts of which will be determined by the Company's Board of Directors as follows:

                    (i) If the Corporation achieves its estimated EBITDA and other operating and financial criteria as projected in the Corporation's business plan established by its Board of Directors for the applicable fiscal year, the Executive shall receive a bonus consisting of a cash payment of no less than 60% of Base Salary and options to purchase no less than 50,000 shares of Common Stock of the Corporation;

                    (ii) In the event that the Corporation exceeds its estimated
EBITDA and other operating and financial criteria as projected in the Corporation's business plan established by its Board of Directors for such fiscal year, the Executive shall receive a bonus consisting of a cash payment in excess of 60% of Base Salary and options to purchase in excess of 50,000 shares of Common Stock of the Corporation, the exact amount of cash and options to be based on the best judgment of the Board of Directors.


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                (c)  The  Corporation  will  reimburse  the  Executive  for  his necessary and reasonable out-of-pocket expenses incurred in the course of his employment and in connection with his duties hereunder.

                (d) The Corporation will provide the Executive with medical insurance coverage under the Corporation's group medical insurance policy and the Executive shall be entitled to participate in all other health, welfare, retirement, disability, and other benefit plans, if any, available to employees and senior executives of the Corporation (collectively, the "Benefit Plans").

                (e) The Executive shall be entitled to paid vacation and/or sick days during each twelve (12) month period during the term of this Agreement of the same duration as provided to other executive officers of the Corporation, but in no event shall he receive less than four (4) weeks paid vacation per year.

                (f) The Corporation shall pay the reasonable moving and closing costs for Executive's purchase of a new home in the State of Florida as well as to pay the reasonable costs of temporarily housing the Executive for a period not to exceed four (4) months, provided that such costs shall not exceed $40,000. Any sums paid pursuant to this Paragraph 2(f) by the Corporation shall be grossed up to eliminate the cost to the Executive of income taxes, if any, paid on such sums received.

                            ARTICLE 3 - STOCK OPTIONS

            In consideration of the Executive's agreement to enter into this Agreement, effective as of the date of this Agreement, the Corporation shall grant to the Executive stock options (the "Options") pursuant to the Corporation's 1995 Stock Option Plan (of which the maximum amount allowed by United States tax law shall be considered as incentive stock options) to purchase up to Three Hundred Thousand (300,000) shares of the Corporation's common stock, $.001 par value, over a four (4) year vesting period of one-fifth of such shares vesting on July 1, 2000 and one-fifth on each succeeding July 1, as outlined on Exhibit A under the terms of an Option Agreement attached hereto and made a part hereof, but such shares shall vest only so long as the Executive continues to be employed by the Corporation. The exercise price for such options shall be no greater than the closing price of the Corporation's Common Stock on the Nasdaq National Market on the date the Executive



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commences  his  employment  by the  Corporation.  In the  event  that  there are inconsistencies between the terms of this Agreement and the Option Agreement attached hereto as Exhibit A or the 1995 Stock Option Plan, the terms of this Agreement shall control.

                             ARTICLE 4 - TERMINATION

            4.1 Except as otherwise provided herein, the Term of the employment of the Executive shall terminate:

                (a) automatically upon the death of the Executive;

                (b) at the option of the Corporation, upon written notice thereof to the Executive, in the event that the Executive shall become permanently incapacitated (as hereinafter defined);

                (c) at the option of the Corporation, upon thirty (30) days' prior written notice thereof to the Executive specifying the basis thereof, in the event of a material breach by the Executive with respect to (i), (ii) and
(iii) below, which is not cured by the Executive within thirty (30) days after the Executive is provided with such written notice, or in the event that the Executive shall, during the Term of this Agreement, (i) engage in any criminal conduct constituting a felony and criminal charges are brought against the Executive by a governmental authority, (ii) knowingly and wilfully fail or refuse to perform his duties and responsibilities in a manner consistent with his position and other officers of similar position in the Corporation to the reasonable satisfaction of the Board of Directors of the Corporation, and (iii) knowingly and wilfully engage in activities which would constitute a material breach of any term of this Agreement, or any applicable policies, rules or regulations of the Corporation or result in a material injury to the business condition, financial or otherwise, results of operation or prospects of the Corporation, as determined in good faith by the Board of Directors of the Corporation ("Cause"). For purposes of this Agreement, termination pursuant to this Paragraph 4.1(c) shall be deemed a termination "for cause".

            For purposes of this Agreement, the Executive shall be deemed permanently incapacitated in the event that the Executive shall, by reason of his physical or mental disability, fail to substantially perform his usual



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and regular  duties for the  Corporation  for a  consecutive  period of four (4)
months or for six (6) months in the aggregate in any eighteen (18) month period;
provided,   however,   that  the  Executive  shall  not  be  deemed  permanently
incapacitated unless and until a physician, duly licensed to practice medicine and reasonably acceptable to the Corporation and the Executive, shall certify in writing to the Corporation that the nature of the Executive's disability is such that it will continue as a substantial impediment to the Executive's ability to substantially perform his duties hereunder.

                (d) At the option of the Corporation within its sole and complete discretion upon thirty (30) days' prior written notice.

            4.2 Notwithstanding anything to the contrary contained herein:

                (a) In the event that the Executive shall die during the Term of this Agreement, the Corporation shall, in lieu of any other compensation payable hereunder, pay to the beneficiaries theretofore designated in writing by the Executive (or to the Executive's estate if no such beneficiaries shall have been designated), a sum equal to one hundred percent (100%) of the compensation payable to the Executive during the twelve (12) month period immediately preceding the Executive's death, payable in twelve (12) equal monthly installments, without interest, commencing one month following such death. The Executive's estate shall retain all Options vested prior to his death and shall receive all Options due to vest during the year following the Executive's death. To the extent that the Corporation receives the proceeds on any life insurance on the life of the Executive (as provided in Paragraph 4.2(e)) such proceeds shall be paid, promptly after receipt, to the beneficiaries theretofore designated in writing by the Executive (or the Executive's estate if no such beneficiaries shall have been designated) to fund the obligations under this Paragraph 4.2(a) and shall reduce such obligations on a dollar for dollar basis. The balance, if any, due the Executive under this Paragraph 4.2(a) shall thereafter be paid in twelve (12) equal monthly installments, without interest, commencing one month following the Executive's death.

                (b) In the event that the employment of the Executive shall be terminated by reason of the Executive becoming permanently incapacitated, then, as additional consideration for his past services to the Corporation, he shall receive one hundred percent (100%) of his then current annual Base Salary, in equal monthly installments, without interest, for a period of twelve (12) months from the date of such termination. Such payments shall be in addition to all income disability benefits, if any, which the Executive may receive from policies provided by or through the Corporation, including state-required short term disability. The Executive or, if applicable, his estate shall retain all Options vested prior to his disability and shall receive all Options due to vest during the year following the Executive's disability.

                (c) In the event of a termination of the Executive's employment "for cause" as defined in Paragraph 4.1(c) above, the Executive shall not be entitled to (i) any payments other than such compensation as shall have been earned by him prior to the date of such termination and not paid as of the date of such termination, or (ii) any Incentive Bonus. Any and all Options granted herein pursuant to Article 3 or otherwise, as of the date of such termination, shall terminate and shall no longer vest. Nothing herein, however, shall alter or impede the Executive's ability to exercise Options properly vested as of such termination date in accordance with this Agreement and Exhibit A attached hereto.

                (d) In the event that the Corporation shall desire to fund the death benefits payable under Paragraph 4.2(a) above with a policy or policies of insurance on the life of the Executive or the disability benefits payable under Paragraphs 4.2(b) and 4.2(c) above with a disability policy, the Executive shall cooperate with the Corporation in obtaining such insurance policy(ies) and shall submit to such medical examinations and execute such documents as may be required in connection with the obtaining of such insurance.

                (e) In the event the Executive's employment is terminated at the discretion of the Corporation pursuant to Paragraph 4.1(d), he will be paid two
(2) years current Base Salary in equal quarterly installments during the one and one-half (1-1/2) years following the termination of employment and shall retain all Options which vested prior to the termination of his employment and there shall vest immediately all Options due to vest during the one (1) year period following termination.

                (f) In the event the Executive's employment is terminated and Options vest as a result of or following such termination, such Option, and any Options vesting under Section 6.1(b) shall be exercisable only during the two
(2) years following the time they vested.



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                (g)  In  the  event  of  any   termination  of  the  Executive's
employment pursuant to this Article 4 other than "for cause" as defined in Paragraph 4.1(c), the Executive and/or his dependents and beneficiaries shall continue to participate during the applicable period of salary continuation in all medical insurance and related benefits provided by the Corporation on the same basis as prior to the date of his termination.

                             ARTICLE 5 - RESTRICTIVE COVENANTS

            5.1 Confidential Information.

                (a) The Executive acknowledges that, because of his duties and his position of trust under this Agreement, he will become familiar with trade secrets and other confidential information (including, but not limited to, operating methods and procedures, secret lists of actual and potential sources of supply, customers and employees, costs, profits, markets, sales and plans for future developments) which are valuable assets and property rights of the Corporation and not publicly known and Executive acknowledges that public disclosure of such trade secrets and other confidential information will have an adverse effect on the Corporation and its business. Except in connection with the performance of his duties for the Corporation, the Executive agrees that he will not, during or at any time after the Term of this Agreement, either directly or indirectly, disclose to any person, entity, firm or corporation such trade secrets or other confidential information, including, but not limited to, any facts concerning the systems, methods, secret lists, procedures or plans developed or used by the Corporation, and not to release, use, or disclose the same except with the prior written consent of the Corporation. The Executive agrees to retain all such trade secrets and other confidential information in a fiduciary capacity for the sole benefit of the Corporation, its successors and assigns. All records, files, memorandums, reports, price lists, customer lists, secret lists, documents, equipment, systems, methods, procedures and plans, and the like, relating to the business of the Corporation, which the Executive shall use or prepare or come into contact with, shall remain the sole property of the Corporation. Upon termination of his employment by the Corporation or at any time that the Corporation may so request, the Executive will surrender to the Corporation all non-public papers, notes, reports, plans and other documents (and all copies thereof) relating to the business of the Corporation which he may then possess or have under his control.



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            5.2 Non-Compete. The Executive acknowledges that (i) the services to be performed by him under this Agreement are of a special, unique, extraordinary and intellectual character; (ii) the Executive possess substantial technical and managerial expertise and skill with respect to the Corporation's business; (iii) the Corporation's business is national in scope and its products and services are marketed throughout the nation; (iv) the Corporation competes with other businesses that are or could be located in any part of the nation; (v) the covenants and obligations of Executive under this Paragraph 5.2 are material inducement and condition to the Corporation's entering into this Agreement and performing its obligations hereunder; and (vi) the provisions of this Paragraph
5.2 are reasonable and necessary to protect the Corporation's business.

                In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to Executive by the Corporation, the Executive covenants that he will not, for a period of two (2) years following the expiration or earlier termination of this Agreement, without the prior written consent of the Corporation, directly or indirectly:

                (a) knowingly solicit any business, in the same product or business line or one that is closely related to that in which the Executive was engaged during his employment, for or from, or become associated with, as principal, agent, employee, consultant, or in any other capacity, any person who, or entity which, at the time of, or during the twelve (12) months immediately preceding such expiration or termination was in direct competition with the Corporation;

                (b) become a principal, agent, employee, consultant, or otherwise become associated with any person or entity which is engaged in direct or indirect competition (i.e., doing indirectly through others what the Executive could not do directly) with the Corporation during a period of two (2) years following the expiration or earlier termination of this Agreement.

            5.3 Enforcement. The provisions of Article 5 of this Agreement are of a unique nature and of extraordinary value and of such a character that a material breach of the provisions of either Paragraphs 5.1 or 5.2 of this Agreement by the Executive will result in irreparable damage and injury to the Corporation for which the Corporation will not have any adequate remedy at law. Therefore, in the event that the Executive commits or



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threatens to commit any such breach, the Corporation will have (a) the right and remedy to have the provisions of Paragraphs 5.1 and 5.2 of this Agreement specifically enforced by any court having equity jurisdiction, it being agreed that in any proceeding for an injunction, and upon any motion for a temporary or permanent injunction, the Executive's ability to answer in damages shall not be a bar or interposed as a defense to the granting of such injunction and (b) the right and remedy to require the Executive to account for and to pay over to the Corporation all compensation, profits, monies, accruals, increments and other benefits (hereinafter referred to collectively as the "Benefits") derived or received by him as a result of any transactions constituting a breach of any of the provisions of Paragraphs 5.1 and 5.2 of this Agreement, and the Executive hereby agrees to account for and pay over such Benefits to the Corporation. Each of the rights and remedies enumerated in (a) and (b) above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Corporation under law or in equity.

                If any covenant in this Article 5 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time, or geographic area, or all of them, as the court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive. The undertakings of Article 5 shall survive the termination or cancellation of the Agreement or of the Executive's termination.

                    ARTICLE 6 - SEVERANCE - CHANGE OF CONTROL

            6.1 Severance Compensation. If prior to the expiration of the Term of this Agreement, there is a Change of Control (defined in Paragraph 6.2 below) and thereafter the Executive should resign his employment for Good Reason (as defined in Paragraph 6.3 below), the Executive shall be entitled to the following Severance compensation:

                (a) Continuation of all benefits, including without limitation medical, dental and life insurance for one year following the date of termination, or until the date on which the Executive first becomes



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eligible  for  insurance  coverage of a similar  nature  provided by a firm that employs him following termination of employment by the Corporation, whichever occurs first.

                (b) Immediate vesting of the granted but unvested options to purchase common stock of the Company held by the Executive attributable to his year(s) of service (including but not limited to the Options received pursuant to Article 3 hereof); except, if a Change of Control shall occur, all options to purchase common stock of the Company which would vest during the two (2) years following the Change of Control shall immediately vest.

                (c) An amount equal to two (2) times current annual cash compensation to be paid within sixty (60) days of termination of employment.

            6.2 Change of Control.

                (a) For the purposes of this Agreement, a Change of Control means (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all (50% or more) of the assets of the Corporation to any person or entity or group of persons or entities acting in concert as a partnership or other group (a "Group of Persons"), (ii) the merger, consolidation or other business combination of the Corporation with or into another corporation with the effect that the shareholders of the Corporation, as the case may be, immediately following the merger, consolidation or other business combination, hold 50% or less of the combined voting power of the then outstanding securities of the surviving corporation of such merger, consolidation or other business combination ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the Corporation's Board of Directors in any given year as compared to the directors who constituted the Corporation's Board at the beginning of such year, and such replacement shall not have been approved by the Corporation's Board of Directors, as the case may be, as constituted at the beginning of such year, or (iv) a person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Corporation representing 50% or more of the combined voting power of the then outstanding securities of such



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corporation   ordinarily   (and  apart  from  rights   accruing   under  special
circumstances) having the right to vote in the election of directors.

            6.3  Good  Reason.   The  Executive   shall  have  Good  Reason  for
terminating his employment with the Corporation under this Agreement if one or more of the following occurs:

                (a) an involuntary change in the Executive's status or position with the Corporation which constitutes a demotion from the Executive's then current status or position and a material change in the nature or scope of powers, authority or duties inherent in such position;

                (b)  layoff  or  involuntary   termination  of  the  Executive's
employment, except in connection with the termination of the Executive's employment for Cause or as a result of the non-renewal of this Agreement or of the Executive's disability or death;

                (c) a reduction by the Corporation in the Executive's Base Salary, or material change in Executive's bonus structure;

                (d) any action or inaction by the Corporation that would adversely affect the Executive's continued participation in any Benefit Plan on at least as favorable basis as was the case at the time of such action or inaction, or that would materially reduce the Executive's benefits in the future under the Benefit Plan or deprive him of any material benefits that he then enjoyed, except to the extent that such action or inaction by the Corporation
(i) is also taken or not taken, as the case may be, in respect of all employees generally, (ii) is required by the terms of any Benefit Plan as in effect immediately before such action or inaction; or (iii) is necessary to comply with applicable law or to preserve the qualification of any Benefit Plan under section 401(a) of the Internal Revenue Code; or

                (e) a material change of the principal work location.

                            ARTICLE 7 - MISCELLANEOUS

            7.1 Severability. In the event that any provision, or any portion of any provision, of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement, and the remaining portion of any provision found void or unenforceable in part only, shall continue in full force and effect.

            7.2 Representations and Warranties by the Executive. The Executive represents and warrants that he has made no commitment of any kind whatsoever inconsistent with the provisions of this Agreement and that he is under no disability of any kind to enter into this Agreement and to perform all of his obligations hereunder.

            7.3 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors and permitted assigns. This Agreement being personal to the Executive, cannot be assigned by him. This Agreement may be assigned by the Corporation in the event and in connection with a merger, consolidation or sale of all or substantially all of the assets of the Corporation provided that the assignee agrees in writing to assume all of the obligations of the Corporation under this Agreement and such assignment shall not relieve the Corporation of its obligations hereunder. Prompt written notice of such assignment shall be provided by the Corporation to the Executive.

            7.4 Jurisdictional Consent. Any dispute or controversy between the parties relating to or arising out of this Agreement or any amendment or modification hereof shall be determined by the Supreme Court, County of Martin, State of Florida. The service of any notice, process, motion or other document in connection with an action under this Agreement, may be effectuated by either personal service upon a party or by certified mail duly addressed to him at his address set forth on Page 1 hereof.

            7.5 Notices. Any notice or communication required or permitted to be given hereunder shall be deemed duly given if delivered personally or sent by registered or certified mail, return receipt requested, to the address of the intended recipient as herein set forth or to such other address as a party may theretofore have specified in writing to the other. Any notice or communication intended for the Corporation shall be addressed to the attention of its Board of Directors.

            7.6 Waiver. A waiver of any breach or violation of any term, provision, agreement, covenant, or condition herein contained shall not be deemed to be a continuing waiver or a waiver of any future or past breach or violation.

            7.7 Entire Agreement/Governing Law. This Agreement constitutes the entire agreement and understanding between the Corporation and the Executive relating to the latter's employment, supersedes any prior agreement between the parties relating to such matter, shall be governed by and construed in accordance with the laws of the State of Florida and may not be changed, terminated or discharged orally.

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.


                                          NUCO2 INC.


                                 By:      /s/ Edward M. Sellian
                                          -----------------------------
                                          Edward M. Sellian, Chairman of
                                          the Board and Chief Executive Officer



                                          /s/ Michael DeDomenico
                                          -----------------------------
                                          MICHAEL DeDOMENICO

                                                                       EXHIBIT A


                                   NUCO2 INC.
                             2800 S.E. Market Place
                              Stuart, Florida 34997



                               ------------------



To:   Michael DeDomenico:



            We are pleased to inform you that effective June 2, 2000, the Stock Option Committee of the Board of Directors of NuCo2 Inc. (the "Company") granted you options (the "Option") pursuant to the Company's 1995 Stock Option Plan (the "Plan"), to purchase 300,000 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company, at a price of $6.75 per Share.

            The Option may be exercised prior to June 30, 2010 (on which date the Option will, to the extent not previously exercised, expire) as follows: (i) as to one-fifth the number of Shares on or after July 1, 2000, (ii) as to one-fifth the number of Shares on or after July 1, 2001 (iii) as to the one-fifth of the number of Shares on or after July 1, 2002, (iv) as to one-fifth of all number of Shares on or after July 1, 2003 and (v) as to the remaining one-fifth of the Share, on or after July 1, 2004. In the event your employment should terminate prior to the expiration of the term of employment set forth in the Agreement between you and the Company dated as of June 2, 2000, your right to exercise Options may be accelerated as provided in said Agreement. You must purchase a minimum of 100 Shares each time you choose to purchase Shares, except to purchase the remaining Shares available to you.

            The Option is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of the Plan (a copy of which in its present form is attached hereto), as from time to time amended. Reference is made to the terms and conditions of the Plan, all of which are incorporated by reference in this option agreement as if fully set forth herein.

            Unless at the time of the exercise of the Option a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to such Shares, any Shares purchased by you upon the exercise of the Option shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of the Option, in whole or in part, you will execute and deliver to the Company a certificate to such effect. The Company shall not be obligated to issue any Shares pursuant to the Option if, in the opinion of counsel to the Company, the Shares to be so issued are required to be registered or otherwise qualified under the Act or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such Shares have been so registered or otherwise qualified.

            You understand and acknowledge that, under existing law, unless at the time of the exercise of the Option a registration statement under the Act is in effect as to such Shares (i) any Shares purchased by you upon exercise of the Option may be required to be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such Shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold and the manner in which shares may be sold); (iii) in the case of securities to which Rule 144 is not applicable, compliance with Regulation A promulgated under the Act or some other disclosure exemption will be required;
(iv) certificates for Shares to be issued to you hereunder shall bear a legend to the effect that the Shares have not been registered under the Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company will place an appropriate "stop transfer" order with its transfer agent with respect to such Shares; and (vi) the Company has undertaken no obligation to register the Shares or to include the Shares in any registration statement which may be filed by it subsequent to the issuance of the shares to you. In addition, you understand and acknowledge that the Company has no obligation to you to furnish information necessary to enable you to make sales under Rule 144.

            The Option (or installment thereof) is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, specifying the number of Shares to be purchased, together with payment of the purchase price of the Shares to be purchased. The purchase price is to be paid in cash or, at the discretion of the Stock Option Committee, by delivering shares of the Company's stock already owned by you and having a fair market value on the date of exercise equal to the exercise price of the Option, or a combination of such shares and cash, or otherwise in accordance with the Plan.

          All provisions of the Employment Agreement of even date herewith are incorporated herein and in the 1995 Stock Option Plan by reference, and in the event of any inconsistencies between this Option Agreement, the 1995 Stock Option Plan and the subject Employment Agreement, the terms of the Employment Agreement shall control.

            Would you kindly evidence your acceptance of the Option and your agreement to comply with the provisions hereof and of the Plan by executing this letter under the words "Agreed To and Accepted."

                                   Very truly yours,

                                   NuCo2 Inc.


                                   By: /s/ Edward M. Sellian
                                       -------------------------
                                       Edward M. Sellian, Chairman of the Board


AGREED TO AND ACCEPTED:


/s/ Michael DeDomenico
----------------------
Michael DeDomenico

                                                                       Exhibit A


NuCo2 Inc.
2800 S.E. Market Place
Stuart, Florida 34997

Ladies and Gentlemen:

            Notice is hereby given of my election to purchase _____ shares of Common Stock, $.001 par value (the "Shares"), of NuCo2 Inc., at a price of $_________ per Share, pursuant to the provisions of the option granted to me on June 2, 2000, under the Company's 1995 Stock Option Plan. Enclosed in payment for the Shares is:

                    ----
                   /___/            my check in the amount of $________.

                   ----
                */___/ ___________ Shares having a total value of $________, such value being based on the closing price(s) of the Shares on the date hereof.

            The following information is supplied for use in issuing and registering the Shares purchased hereby:

                        Number of Certificates
                           and Denominations                ___________________

                        Name                                ___________________

                        Address                             ___________________

                                                            -------------------

                        Social Security Number              ___________________

Dated:      _______________

                                                  Very truly yours,


                                                  --------------------------
                                                  Michael DeDomenico